NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. TO HOLD SECOND-QUARTER 2018
CONFERENCE CALL ON THURSDAY, AUGUST 9, 2018

AUSTIN, TX, July 18, 2018 - Stratus Properties Inc. (NASDAQ: STRS) announced today that it will release its second-quarter 2018 financial and operating results before the market opens on Thursday, August 9, 2018, and will host a conference call at 11:00 a.m. Eastern Time on the same day.

Investors wishing to participate in the conference call may dial:

Conference Call
Domestic Dial-In Number: 1-877-418-4843
International Dial-In Number: 1-412-902-6766

Conference Call Replay
Domestic Dial-In Number: 1-877-344-7529
International Dial-In Number: 1-412-317-0088
Access Code: 10121895
Available Through: August 14, 2018

The complete earnings release will be available on Stratus’ website www.stratusproperties.com,

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, operation and sale of commercial, hotel, entertainment, and multi- and single-family residential real estate properties, primarily located in the Austin, Texas area, but including projects in certain other select markets in Texas.
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A copy of this release is available on Stratus' website, www.stratusproperties.com.

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